Exhibit 99.1

Investor and Media Relations:	Alexandra Lynn Selene Oh
+1 (617) 747-3300 ir@amg.com pr@amg.com

AMG Reports Financial and Operating Results

for the Fourth Quarter and Full Year 2015

Company Reports Economic EPS of $3.61; EPS of $2.72 for Fourth Quarter,

Economic EPS of $12.55; EPS of $9.28 for Full Year 2015

WEST PALM BEACH, FL, February 2, 2016 — Affiliated Managers Group, Inc. (NYSE: AMG) today reported its financial and operating results for the fourth quarter and full year 2015.

For the fourth quarter of 2015, Economic earnings per share (“Economic EPS”) were $3.61, compared to $3.55 for the same period of 2014, and diluted earnings per share for the fourth quarter of 2015 were $2.72, compared to $3.02 for the same period of 2014.  For the fourth quarter of 2015, Economic net income was $197.0 million, compared to $200.0 million for the same period of 2014.  For the fourth quarter of 2015, Net income was $150.3 million, compared to $172.6 million for the same period of 2014.  For the fourth quarter of 2015, EBITDA was $263.1 million, compared to $278.9 million for the same period of 2014.  (Economic EPS, Economic net income, and EBITDA are defined in the attached tables, along with reconciliations to the most directly comparable GAAP measure.)

For the year ended December 31, 2015, Economic net income was $691.2 million, EBITDA was $942.2 million, and Net income was $516.0 million.  For the year ended December 31, 2014, Economic net income was $644.4 million, EBITDA was $900.8 million, and Net income was $452.1 million.

Net client cash flows for the fourth quarter of 2015 were $(6.8) billion.  AMG’s aggregate assets under management were approximately $628 billion at December 31, 2015, pro forma for investments which have since closed.

“Notwithstanding declines in global equity markets in 2015, AMG generated strong Economic earnings per share, including $3.61 for the fourth quarter and $12.55 for the full year, representing year-over-year earnings growth of 10%,” stated Sean M. Healey, Chairman and Chief Executive Officer of AMG.  “AMG’s record earnings in 2015 included $691 million in Economic net income and nearly $1 billion in EBITDA.  Against a challenging market backdrop in the second half of the year, our results reflect the diversity of our business and the successful execution of our growth strategy, including the long-term investment outperformance of our Affiliates and significant deployment of capital through our new investments strategy.  Through the addition of six outstanding new Affiliates, we have meaningfully increased the earnings power of our business, further enhanced the breadth of our return-oriented products and the global footprint of our Affiliates, and deepened our exposure to some of the most attractive areas of the asset management industry.”

“Our fourth quarter net client cash flows were impacted by elevated retail outflows, which were due to a combination of broader industry trends and one-off events, including a fund closure at an Affiliate.  Net flows were positive for the institutional and high net worth channels, despite large idiosyncratic redemptions from a small number of institutional clients,” Mr. Healey continued.  “Looking ahead, however, in spite of ongoing market volatility we continue to see substantial client interest in our Affiliates’ strategies, particularly across AMG’s areas of strategic focus, global equities and alternatives, where we have a strong book of prospective new business and excellent investment performance across our Affiliates.”

“We were very pleased with the successful execution of our new investments strategy during the year, with the addition of an exceptional group of traditional, alternative, and wealth management Affiliates — including Systematica, Ivory, Abax, myCIO, and Baker Street in 2015, as well as the recent announcement of our partnership with Baring Asia, the largest dedicated Asian private equity firm,” Mr. Healey remarked.  “These transactions generated meaningful earnings accretion while further diversifying our return-oriented product set. Going forward, we continue to have an excellent pipeline of new investments, including both traditional and alternative firms globally.”

“Looking ahead, even in the midst of a volatile market environment, we are well-positioned to continue to generate strong long-term earnings growth and meaningful additional shareholder value through the execution of our business strategy,” Mr. Healey concluded. “We have outstanding scale and diversity across attractive product areas, high-quality Affiliates with excellent long-term performance track records, a global distribution strategy which gives our boutique partners a competitive advantage in gathering assets around the world, and a unique opportunity to make accretive investments in new Affiliates.”

About AMG

AMG is a global asset management company with equity investments in leading boutique investment management firms.  AMG’s innovative partnership approach allows each Affiliate’s management team to own significant equity in their firm while maintaining operational autonomy.  AMG’s strategy is to generate growth through the internal growth of existing Affiliates, as well as through investments in new Affiliates.  In addition, AMG provides centralized assistance to its Affiliates in strategic matters, marketing, distribution, product development and operations.  As of December 31, 2015, AMG’s aggregate assets under management were approximately $628 billion, pro forma for investments which have since closed, in more than 500 investment products across a broad range of investment styles, asset classes and distribution channels.  For more information, please visit the Company’s website at www.amg.com.

Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws.  These statements include, but are not limited to, statements related to our expectations regarding the performance of our business, our financial results, our liquidity and capital resources and other non-historical statements.  You can identify these forward-looking statements by the use of words such as “outlook,” “guidance,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “projects,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words.  Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including changes in the securities or financial markets or in general economic conditions, the availability of equity and debt financing, competition for acquisitions of interests in investment management firms, the ability to close pending investments, the investment performance and growth rates of our Affiliates and their ability to effectively market their investment strategies, the mix of Affiliate contributions to our earnings and other risks, uncertainties and assumptions, including those described under the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov.  These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC.  We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law.

From time to time, AMG may use its website as a distribution channel of material Company information.  AMG routinely posts financial and other important information regarding the Company in the Investor Relations section of its website at www.amg.com and encourages investors to consult that section regularly.

Financial Tables Follow

A teleconference will be held with AMG’s management at 8:00 a.m. Eastern time today.  Parties interested in listening to the teleconference should dial 1-877-407-8291 (U.S. calls) or 1-201-689-8345 (non-U.S. calls) starting at 7:45 a.m. Eastern time.  Those wishing to listen to the teleconference should dial the appropriate number at least ten minutes before the call begins.

The teleconference will also be available for replay beginning approximately one hour after the conclusion of the call.  To hear a replay of the call, please dial 1-877-660-6853 (U.S. calls) or 1-201-612-7415 (non-U.S. calls) and provide conference ID 13628339.  The live call and replay of the session, and additional financial information referenced during the teleconference, can also be accessed via AMG’s website at http://www.amg.com/InvestorRelations/.

AMG

Financial Highlights

(in millions, except per share data)

	Three Months	Three Months
	Ended	Ended
	12/31/14	12/31/15

Revenue	$641.2	$589.8

Net income (controlling interest)	$172.6	$150.3

Economic net income (controlling interest) (A)	$200.0	$197.0

EBITDA (controlling interest) (B)	$278.9	$263.1

Average shares outstanding (diluted)	58.5	56.7

Earnings per share (diluted)	$3.02	$2.72

Average shares outstanding (adjusted diluted) (C)	56.3	54.5

Economic earnings per share (C)	$3.55	$3.61

	December 31, 2014	December 31, 2015

Cash and cash equivalents	$550.6	$563.8

Senior bank debt	$855.0	$645.0

Senior notes	$736.8	$944.6

Convertible securities	$303.1	$305.2

Stockholders’ equity	$2,627.0	$2,837.1

AMG

Financial Highlights

(in millions, except per share data)

	Year	Year
	Ended	Ended
	12/31/14	12/31/15

Revenue	$2,510.9	$2,484.5

Net income (controlling interest)	$452.1	$516.0

Economic net income (controlling interest) (A)	$644.4	$691.2

EBITDA (controlling interest) (B)	$900.8	$942.2

Average shares outstanding (diluted)	58.4	57.2

Earnings per share (diluted)	$8.01	$9.28

Average shares outstanding (adjusted diluted) (C)	56.3	55.1

Economic earnings per share (C)	$11.45	$12.55

AMG

Reconciliations of Earnings Per Share Calculation

(in millions, except per share data)

	Three Months	Three Months
	Ended	Ended
	12/31/14	12/31/15

Net income (controlling interest)	$172.6	$150.3
Convertible securities interest expense, net	3.8	3.8
Net income (controlling interest), as adjusted	$176.4	$154.1

Average shares outstanding (diluted)	58.5	56.7

Earnings per share (diluted)	$3.02	$2.72

	Year	Year
	Ended	Ended
	12/31/14	12/31/15

Net income (controlling interest)	$452.1	$516.0
Convertible securities interest expense, net	15.2	15.3
Net income (controlling interest), as adjusted	$467.3	$531.3

Average shares outstanding (diluted)	58.4	57.2

Earnings per share (diluted)	$8.01	$9.28

AMG

Reconciliations of Average Shares Outstanding

(in millions)

	Three Months	Three Months
	Ended	Ended
	12/31/14	12/31/15

Average shares outstanding (diluted)	58.5	56.7
Assumed issuance of junior convertible securities shares	(2.2)	(2.2)
Average shares outstanding (adjusted diluted) (C)	56.3	54.5

	Year	Year
	Ended	Ended
	12/31/14	12/31/15

Average shares outstanding (diluted)	58.4	57.2
Assumed issuance of junior convertible securities shares	(2.2)	(2.2)
Dilutive impact of junior convertible securities shares	0.1	0.1
Average shares outstanding (adjusted diluted) (C)	56.3	55.1

AMG

Operating Results

Assets Under Management

(in millions)

Statement of Changes - Quarter to Date

	Institutional	Mutual Fund	High Net Worth	Total

Assets under management, September 30, 2015	$337,370	$176,098	$80,370	$593,838
New investments (D)	6,272	3,033	6,092	15,397
Client cash inflows	13,200	11,088	3,920	28,208
Client cash outflows	(12,947)	(18,269)	(3,828)	(35,044)
Net client cash flows (E)	253	(7,181)	92	(6,836)
Market changes	5,259	5,146	1,843	12,248
Foreign exchange	(1,461)	(1,340)	(364)	(3,165)
Other	(202)	(20)	(2)	(224)
Assets under management, December 31, 2015	$347,491	$175,736	$88,031	$611,258

Statement of Changes - Year to Date

	Institutional	Mutual Fund	High Net Worth	Total

Assets under management, December 31, 2014	$355,600	$188,428	$76,158	$620,186
New investments (D)	6,991	3,033	11,290	21,314
Client cash inflows	55,066	48,256	14,245	117,567
Client cash outflows	(48,390)	(59,478)	(12,658)	(120,526)
Net client cash flows	6,676	(11,222)	1,587	(2,959)
Market changes	(15,017)	(1,440)	721	(15,736)
Foreign exchange	(6,364)	(3,025)	(1,699)	(11,088)
Other	(395)	(38)	(26)	(459)
Assets under management, December 31, 2015	$347,491	$175,736	$88,031	$611,258

AMG

Reconciliations of Performance Measures

(in millions)

	Three Months	Three Months
	Ended	Ended
	12/31/14	12/31/15

Net income (controlling interest)	$172.6	$150.3
Intangible amortization and impairments	31.7	28.6
Intangible-related deferred taxes	(6.5)	15.5
Other economic items	2.2	2.6
Economic net income (controlling interest) (A)	$200.0	$197.0

Net income (controlling interest)	$172.6	$150.3
Interest expense	19.9	20.6
Imputed interest and contingent payment arrangements	2.5	(0.2)
Income taxes	50.2	61.7
Depreciation and other amortization	2.0	2.1
Intangible amortization and impairments	31.7	28.6
EBITDA (controlling interest) (B)	$278.9	$263.1

	Year	Year
	Ended	Ended
	12/31/14	12/31/15

Net income (controlling interest)	$452.1	$516.0
Intangible amortization and impairments	121.0	118.4
Intangible-related deferred taxes	47.8	77.7
Other economic items (F)	23.5	(20.9)
Economic net income (controlling interest) (A)	$644.4	$691.2

Net income (controlling interest)	$452.1	$516.0
Interest expense	76.6	88.9
Imputed interest and contingent payment arrangements (F)	30.1	(40.3)
Income taxes	213.4	251.3
Depreciation and other amortization	7.6	7.9
Intangible amortization and impairments	121.0	118.4
EBITDA (controlling interest) (B)	$900.8	$942.2

AMG

Consolidated Statements of Income

(in millions, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2015	2014	2015

Revenue	$641.2	$589.8	$2,510.9	$2,484.5
Operating expenses:
Compensation and related expenses	263.9	239.0	1,030.5	1,027.7
Selling, general and administrative	126.0	113.3	485.5	443.8
Intangible amortization and impairments	38.0	29.0	122.2	115.4
Depreciation and other amortization	4.6	5.3	16.9	18.8
Other operating expenses	10.0	10.0	40.6	43.8
	442.5	396.6	1,695.7	1,649.5
Operating income	198.7	193.2	815.2	835.0

Income from equity method investments	132.4	117.8	281.7	288.9

Other non-operating (income) and expenses:
Investment and other (income) expense	(4.1)	1.4	(23.3)	(15.3)
Interest expense	19.9	20.6	76.6	88.9
Imputed interest expense and contingent payment arrangements (F)	2.5	(0.2)	30.1	(40.3)
	18.3	21.8	83.4	33.3

Income before income taxes	312.8	289.2	1,013.5	1,090.6

Income taxes (G)	54.5	58.4	227.9	256.9
Net income	258.3	230.8	785.6	833.7

Net income (non-controlling interests)	(85.7)	(80.5)	(333.5)	(317.7)

Net income (controlling interest)	$172.6	$150.3	$452.1	$516.0

Average shares outstanding (basic)	55.3	53.9	55.0	54.3
Average shares outstanding (diluted)	58.5	56.7	58.4	57.2

Earnings per share (basic)	$3.12	$2.79	$8.22	$9.49
Earnings per share (diluted)	$3.02	$2.72	$8.01	$9.28

AMG

Consolidated Balance Sheets

(in millions)

	December 31,	December 31,
	2014	2015
Assets
Cash and cash equivalents	$550.6	$563.8
Receivables	425.9	391.2
Investments in marketable securities	172.6	199.9
Other investments	167.2	149.3
Fixed assets, net	95.4	114.1
Goodwill	2,652.8	2,668.4
Acquired client relationships, net	1,778.4	1,686.4
Equity investments in Affiliates	1,783.5	1,937.1
Other assets	71.7	74.6
Total assets	$7,698.1	$7,784.8

Liabilities and Equity
Payables and accrued liabilities	$808.3	$729.4
Senior bank debt	855.0	645.0
Senior notes	736.8	944.6
Convertible securities	303.1	305.2
Deferred income taxes	491.7	565.7
Other liabilities	214.5	213.3
Total liabilities	3,409.4	3,403.2

Redeemable non-controlling interests	645.5	612.5
Equity:
Common stock	0.6	0.6
Additional paid-in capital	672.2	597.2
Accumulated other comprehensive income (loss)	31.8	(18.1)
Retained earnings	2,163.3	2,679.3
	2,867.9	3,259.0
Less: treasury stock, at cost	(240.9)	(421.9)
Total stockholders’ equity	2,627.0	2,837.1
Non-controlling interests	1,016.2	932.0
Total equity	3,643.2	3,769.1
Total liabilities and equity	$7,698.1	$7,784.8

AMG

Notes

(in millions)

(A)                               Under our Economic net income (controlling interest) definition, we add to Net income (controlling interest) our share of intangible amortization (including equity method intangible amortization) and impairments, deferred taxes related to intangible assets, and other economic items which include non-cash imputed interest (principally related to the accounting for convertible securities and contingent payment arrangements) and certain Affiliate equity expenses.  We consider Economic net income (controlling interest) an important measure of our financial performance, as we believe it best represents operating performance before our share of non-cash expenses relating to the acquisition of interests in our affiliated investment management firms, and it is therefore employed as our principal performance benchmark.  This non-GAAP performance measure is provided in addition to, but not as a substitute for, Net income (controlling interest) or any other GAAP measure of financial performance or liquidity.

We add back intangible amortization and impairments attributable to acquired client relationships because these expenses do not correspond to the changes in the value of these assets, which do not diminish predictably over time.  The portion of deferred taxes generally attributable to intangible assets (including goodwill) is added back because we believe it is unlikely these accruals will be used to settle material tax obligations.  We add back non-cash imputed interest and reductions or increases in contingent payment arrangements because it better reflects our contractual interest obligations.  We add back non-cash expenses relating to certain transfers of equity between Affiliate partners when these transfers have no dilutive effect to shareholders.

(B)                               EBITDA (controlling interest) represents our performance before our share of interest expense, income taxes, depreciation and amortization.  We believe that many investors use this information when comparing the financial performance of companies in the investment management industry.  EBITDA (controlling interest), as calculated by us, may not be consistent with computations of EBITDA by other companies.  This non-GAAP performance measure is provided in addition to, but not as a substitute for, Net income (controlling interest) or any other GAAP measure of financial performance or liquidity.

(C)                               Economic earnings per share represents Economic net income (controlling interest) divided by the average shares outstanding (adjusted diluted).  In this calculation, the potential share issuance in connection with our convertible securities is measured using a “treasury stock” method.  Under this method, only the net number of shares of common stock equal to the value of the convertible securities in excess of par, if any, are deemed to be outstanding.  We believe the inclusion of net shares under a treasury stock method best reflects the benefit of the increase in available capital resources (which could be used to repurchase shares of common stock) that occurs when these securities are converted and we are relieved of our debt obligation.  This method does not take into account any increase or decrease in our cost of capital in an assumed conversion.  Economic earnings per share is provided in addition to, but not as a substitute for, Earnings per share (diluted) or any other GAAP measure of financial performance.

(D)                               We completed our investments in myCIO Wealth Partners, LLC, Ivory Investment Management, L.P. and Abax Investments (Pty) Ltd in the fourth quarter of 2015; and we completed our investment in Baker Street Advisors, LLC in the second quarter of 2015.

(E)                                Includes ($2.2) billion in net client cash outflows associated with Third Avenue Management including all of the remaining assets under management in the Third Avenue Focused Credit Fund.

AMG

Notes (continued)

(in millions)

(F)                                 In the first and second quarters of 2015, we adjusted our estimate of our contingent payment obligations and, accordingly, reported gains attributable to the controlling interest of $29.8 ($18.5 net of tax) and $15.0 ($9.3 net of tax), respectively.

(G)                               Our consolidated income tax provision includes taxes attributable to the controlling interest, and to a lesser extent, taxes attributable to non-controlling interests, as follows:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2015	2014	2015
Taxes attributable to controlling interest	$50.2	$61.7	$213.4	$251.3
Taxes attributable to non-controlling interests	4.3	(3.3)	14.5	5.6
Total income taxes	$54.5	$58.4	$227.9	$256.9

Income before taxes (controlling interest)	$222.8	$212.0	$665.5	$767.3

Effective tax rate (controlling interest)	22.5%	29.1%	32.1%	32.8%